EXHIBIT 10.30
Subscription Agreement
October 11, 2022
THE OFFER AND SALE OF THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.
THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.
Charlotte’s Web Holdings, Inc.
700 Tech Court
Louisville, Colorado 80020
Ladies and Gentlemen:
The undersigned (the “Investor”) understands that Charlotte’s Web Holdings, Inc., a public company incorporated pursuant to the laws of the Province of British Columbia (the “Company”), is offering an aggregate of 6,119,121 common shares, no par value (the “Subscription Shares”), in a private placement (the “Offering”). The Offering is made pursuant to the Promotional Rights Agreement, dated as of October 11, 2022, by and between the Investor and Charlotte’s Web, Inc. (the “PRA”). The Investor further understands that the Offering is being made without registration of the Subscription Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act). Capitalized terms used and not otherwise defined herein have the meaning ascribed to them in the PRA.
In connection with the consummation of the transactions contemplated by the PRA and pursuant to the terms of the PRA, the parties hereto desire to enter into this Subscription Agreement in order to provide for the purchase and sale of the Subscription Shares and to grant certain registration rights to the Investors as set forth below.
In consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:
1.Defined Terms. As used in this Subscription Agreement, the following terms shall have the following meanings:
“Affiliate” means, with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
“Canadian Securities Laws” means, as applicable, the securities laws and regulations in each of the provinces and territories of Canada having application in respect of the Offering, all written instruments, rules and orders having the force of law of the securities regulators or regulatory authorities in each of the provinces and territories of Canada, and the rules of the Exchange.
“Closing” has the meaning set forth in Section 4.
“Closing Date” has the meaning set forth in Section 4.
“Common Shares” has the meaning set forth in Section 6(d)(i).
“Company” has the meaning set forth in the first paragraph of this Subscription Agreement.
“Effectiveness Date” has the meaning set forth in Section 9(a).
“Exchange” means the Toronto Stock Exchange or such other recognized Canadian stock exchange as the Common Shares may be listed on from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“GAAP” means generally accepted accounting principles as in effect in the United States.
“Governmental Authority” means any federal, provincial, territorial, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction, or the Exchange.
“Indemnified Parties” has the meaning set forth in Section 12.
“Investor” has the meaning set forth in the first paragraph of this Subscription Agreement.
“Losses” has the meaning set forth in Section 12.
“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assts), liabilities, financial condition, property, prospects or results of operations of the Company and its Subsidiaries, taken as a whole.
“Offering” has the meaning set forth in the first paragraph of this Subscription Agreement.
“OTCBB” means the OTC Bulletin Board.
“Permitted Transferee” means an Affiliate of the Investor.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
“Personal Information” means the name of the Investor (or such Affiliate of the Investor) that beneficially owns the Subscription Shares, the registered address of the Investor or such Affiliate and the number of Subscription Shares then beneficially owned (or that may be deemed to be beneficially owned) by any such Person.
“PRA” has the meaning set forth in the first paragraph of this Subscription Agreement.
“Registrable Securities” has the meaning set forth in Section 9(a).
“Registration Deadline” has the meaning set forth in Section 9(a).
“Registration Statement” has the meaning set forth in Section 9(a).
“Rule 144” has the meaning set forth in Section 9(a).
“SEC” means the United States Securities and Exchange Commission.
“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules required to be filed thereto) required to be filed by the Company with the SEC on or after January 1, 2022.
“Securities Act” has the meaning set forth in the first paragraph of this Subscription Agreement.
“Securities Laws” means the U.S. Securities Laws, the Canadian Securities Laws, and the State Securities Laws.
“State Securities Laws” has the meaning set forth in Section 3.
“Subscription Agreement” means this subscription agreement.

“Subscription Shares” has the meaning set forth in the first paragraph of this Subscription Agreement.
“Subsidiary” means, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.
“Suspension Event” has the meaning set forth in Section 9(c).
“U.S. Securities Laws” means the Exchange Act, the Securities Act and all other applicable U.S. federal securities laws.
2.Subscription. Subject to the terms and conditions hereof, the Investor hereby subscribes for the Subscription Shares set forth in Appendix A hereto and the Company hereby agrees to sell the Subscription Shares set forth on Appendix A hereto to the Investor for the consideration described in Section 5, subject to the acceptance of Subscription Shares set forth in Section 3. The Investor acknowledges that the Subscription Shares will be subject to restrictions on transfer as set forth in this Subscription Agreement.
3.Acceptance of Subscription and Issuance of Subscription Shares. It is understood and agreed that this Subscription Agreement shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the Investor at the Closing referred to in Section 4. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue any of the Subscription Shares to any Person who is a resident of a jurisdiction in which the issuance of Subscription Shares to such Person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).
4.The Closing. The closing of the purchase and sale of the Subscription Shares (the “Closing”) shall take place by means of a virtual closing through the electronic exchange of signatures on October 11, 2022 or at such other time and place as is agreed to in writing by the parties hereto. The day on which the Closing takes place is referred to herein as the “Closing Date.”
5.Consideration for Subscription Shares. As consideration for the Investor’s entry into the PRA, subject to the terms and conditions set forth herein, at the Closing, the Company agrees to issue the Subscription Shares to the Investor. The Company shall deliver certificates, notice of uncertificated shares or ownership statements issued under a direct registration system representing the Subscription Shares to the Investor at the Closing bearing an appropriate legend referring to the fact that the Subscription Shares were sold in reliance upon an exemption from registration under the Securities Act.
6.Company’s Representations, Warranties, Covenants and Acknowledgements. The Company represents and warrants to, and covenants with, the Investor, and acknowledges that the Investor is relying thereon, that, as of the date of this Subscription Agreement and as of the Closing Date:
(a)Organization and Power. The Company and each of its Subsidiaries is a corporation, limited liability company, partnership or other entity validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as applicable) and has all requisite corporate, limited liability company, partnership or other entity power and authority to own or lease its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation, limited liability company, partnership or other entity in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to so qualify has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)Authorization, Etc. The Company has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Subscription Agreement and the consummation by the Company of the transactions contemplated hereby and thereby, and for the due authorization, issuance, sale and delivery of the Subscription Shares. The authorization, execution, delivery and performance by the Company of this

Subscription Agreement and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Subscription Shares do not and will not: (i) violate or result in the breach of any provision of the organizational documents of the Company; or (ii) with such exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (x) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Company or any of its Subsidiaries or any material mortgage, credit agreement or contract to which the Company or any of its Subsidiaries is a party; (y) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation; or (z) result in the creation of any lien upon any assets of the Company or any of its Subsidiaries or the suspension, revocation or forfeiture of any franchise, permit or license granted by a Governmental Authority to the Company or any of its Subsidiaries, other than liens under federal or state securities laws. This Subscription Agreement has been duly executed and delivered by the Company. Assuming due execution and delivery thereof by each of the other parties hereto or thereto, this Subscription Agreement will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(c)Government Approvals. No consent, approval or authorization of, or filing with, any court or Governmental Authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement and the PRA, or in connection with the issuance of the Subscription Shares except (a) those which have already been made or granted; (b) the filing of a Form D and current report on Form 8-K with the SEC; (c) filings with applicable state securities commissions; (d) filing of the report of trade as required by Form 72-503F Report of Distribution Outside Canada with the Ontario Securities Commission (the “72-503F Report of Trade”); and (e) applicable filings with the Exchange in connection with the listing and posting of the Subscription Shares (collectively, the “Required Filings”). The Company covenants to make all Required Filings in a timely manner and in compliance with all Securities Laws.
(d) Authorized and Outstanding Stock.
(i)The authorized capital of the Company consists of (a) an unlimited number of common shares (the “Common Shares”); (b) an unlimited number of proportionate voting shares (“PVS’”); and (c) an unlimited number of preferred shares, issuable in series (“Preferred Shares”).
(ii)As of October 11, 2022, (a) 145,509,531 Common Shares, no PVS’ and no Preferred Shares were issued and outstanding, and (b) 7,468,487 Common Shares, no PVS’ and no Preferred Shares were reserved for issuance upon the exercise of outstanding options and other convertible securities or the vesting of unvested awards.
(iii)All of the issued and outstanding Common Shares of the Company are, and when issued in accordance with the terms hereof, the Subscription Shares will be, duly authorized and validly issued and fully paid and non-assessable. When issued in accordance with the terms hereof, the Subscription Shares will be free and clear of all liens imposed by the Company, except for restrictions imposed by Federal or state securities or “blue sky” laws and except for those imposed pursuant to or identified in this Subscription Agreement.
(iv)Except as otherwise expressly described in this Subscription Agreement or the SEC Documents: (i) no subscription, warrant, option, convertible security or other right issued by the Company to purchase or acquire any shares of capital stock of the Company is authorized or outstanding; (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock; (iii) the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or to pay any dividend or make any other distribution in respect thereof; and (iv) there are no agreements between the Company and any holder of its capital stock relating to the acquisition, disposition or voting of the capital stock of the Company. No person or entity is entitled to any preemptive right granted by the Company with respect to the issuance of any capital stock of the Company.

(e)Subsidiaries. Except as described in the SEC Documents, the Company, directly or indirectly, owns of record and beneficially, free and clear of all liens, all of the issued and outstanding capital stock or equity interests of each of its Subsidiaries. All of the issued and outstanding capital stock or equity interests of the Company’s Subsidiaries has been duly authorized and validly issued, and in the case of corporations, is fully paid and non-assessable. Except as described in the SEC Documents, there are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any of the Company’s Subsidiaries of any securities of such Subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal.
(f)Private Placement. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 7, the offer and sale of the Subscription Shares pursuant to this Subscription Agreement will be exempt from the registration requirements of the Securities Act and the prospectus requirements under Canadian Securities Laws.
(g)SEC Documents; Financial Information. Since January 1, 2022, the Company has timely filed (a) all annual and quarterly reports and proxy statements (including any amendments, exhibits and schedules thereto required to be filed by the Company with the SEC pursuant to the Exchange Act), and (b) all other reports and other documents (including all amendments, exhibits and schedules thereto required to be filed by the Company with the SEC pursuant to the Exchange Act), in each case (with respect to clauses (a) and (b)) required to be filed by the Company with the SEC pursuant to the Exchange Act except, in the case of clause (b), where the failure to file has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of their respective filing dates, such SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and as of their respective dates none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as of their respective dates in all material respects with applicable accounting requirements as in effect at the time of filing and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC), and present fairly in all material respects as of their respective dates the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, all in conformity with GAAP, subject, in the case of unaudited statements, to normal, year-end audit adjustments.
(h)Internal Control Over Financial Reporting. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of its board of directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (b) any material fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
(i)Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that are designed to provide reasonable assurance that material information relating to the Company, including its Subsidiaries, that is required to be disclosed by the Company in the reports that it files under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC and that such material information is communicated to the Company’s management to allow timely decisions regarding required disclosure.
(j)Litigation. There is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries or affecting any of the business, operations, properties or assets of the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the SEC Documents, neither the Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that is expressly applicable to the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)Compliance with Laws; Permits. Except as described in the SEC Documents, the Company and its Subsidiaries are in compliance with all applicable laws, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the Company and its Subsidiaries possess all permits and licenses of Governmental Authorities that are required to conduct their business, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(l)Taxes. The Company and each of its Subsidiaries has filed all tax returns required to be filed within the applicable periods for such filings (with due regard to any extension) and has timely paid all taxes required to be paid, except for any such failures to file or pay that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(m)Employee Matters. Except where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable laws relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours.
(n)Environmental Matters. The Company and its Subsidiaries are in compliance with all applicable environmental laws and required environmental permits, except, in each case, where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have not received within the past three years any written notice from any Governmental Authority of any violation or alleged violation of any environmental law or lack of any environmental permit in connection with their respective properties, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(o)Registration Rights. Except as provided in this Subscription Agreement or the PRA or disclosed in the SEC Documents, the Company has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.
(p)Investment Company Act. The Company is not, and immediately after giving effect to the sale of the Subscription Shares in accordance with this Subscription Agreement and the application of any proceeds thereof will not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(q)Exchange. As of the date hereof, the Company’s Common Shares are quoted on the Exchange, and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Common Shares being removed or suspended from the Exchange.
(r)No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Subscription Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or the Investor for any commission, fee or other compensation as a finder or broker because of any act of the Company or any of its Subsidiaries.
(s)Illegal Payments; FCPA Violations. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2022, none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any officer, director, employee, agent, representative or consultant acting on behalf of the Company or any of its Subsidiaries (and only in their capacities as such) has, in connection with the business of the Company: (a) unlawfully offered, paid, promised to pay, or authorized the payment of, directly or indirectly, anything of value, including money, loans, gifts, travel, or entertainment, to any government official with the purpose of (i) influencing any act or decision of such government official in his or her official capacity; (ii) inducing such government official to perform or omit to perform any activity in violation of his or her legal duties; (iii) securing any improper advantage; or (iv) inducing such government official to influence or affect any act or decision of such Governmental Authority, except, with respect to the foregoing clauses (i) through (iv), as permitted under the U.S. Foreign Corrupt Practices Act of 1977, as amended or other applicable law; (b) made any illegal contribution to any political party or candidate; (c) made, offered or promised to pay any unlawful bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, directly or indirectly, in connection with the business of the Company, to any person, including any supplier or customer; (d) knowingly established or maintained any unrecorded fund or asset or made any false entry on any book or record of the Company or any of its Subsidiaries for any purpose; or (e)

otherwise violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, or any other applicable anti-corruption or anti-bribery law.
(t)Economic Sanctions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company is not in contravention of any sanction, and has not engaged in any conduct sanctionable, under U.S. economic sanctions laws.
(u)Trading of Securities. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 7 and subject to (i) final listing approval of the Exchange; and (ii) filing of the 72-503F Report of Trade, the Subscription Shares shall be listed and posted for trading in Canada on the Exchange and no prospectus or other document is required to be filed under the Canadian Securities Laws, no proceeding is required to be taken in connection therewith under Canadian Securities Laws, and no approval, permit, consent or authorization of regulatory authorities is required to be obtained by the Investor or the Company under Canadian Securities Laws to permit any trades.
7.Investor’s Representations, Warranties, Covenants and Acknowledgements. The Investor represents and warrants to, and covenants with, the Company, and acknowledges that the Company is relying thereon, that, as of the date of this Subscription Agreement and as of the Closing Date:
(a)The Investor has all requisite authority to purchase the Subscription Shares, enter into this Subscription Agreement and to perform all the obligations required to be performed by the Investor hereunder, and such purchase will not contravene any law, rule, or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor.
(b)The Investor is a limited partnership, formed, organized and domiciled in the state set forth on the signature page hereto and is not acquiring the Subscription Shares as a nominee or agent or otherwise for any other Person.
(c)The Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor purchases or sells Subscription Shares and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the Investor is subject or in which the Investor makes such purchases or sales, and the Company shall have no responsibility therefor.
(d)The Investor has received all the information that it considers necessary and appropriate to decide whether to acquire the Subscription Shares hereunder. In making its decision to purchase the Subscription Shares, the Investor has (a) conducted its own investigation of the Company and the Subscription Shares, (b) had access to, and an adequate opportunity to review, financial and other information as it deems necessary to make our decision to purchase the Subscription Shares, (c) been offered the opportunity to ask questions of the Company and received answers thereto, including on the financial information, as it deemed necessary in connection with its decision to purchase the Subscription Shares, and (d) made its own assessment and satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Subscription Shares. In connection with the issuance of the Subscription Shares to the Investor, neither the Company nor any affiliate has acted as a financial advisor or fiduciary to the Investor.
(e)The Investor understands that the sale of the Subscription Shares is conditional upon such sale being exempt from the requirements to file and obtain a receipt for a prospectus or registration statement or to deliver an offering memorandum, and no prospectus or registration statement has been filed by the Company with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Subscription Shares. As a result of acquiring the Subscription Shares pursuant to such exemptions:
(i)the Investor may be restricted from using some of the protections, rights and remedies otherwise available under applicable Canadian Securities Laws, including statutory rights of rescission or damages in the event of a misrepresentation;
(ii)the Investor may not receive information that would otherwise be required to be provided to it under applicable Canadian Securities Laws; and

(iii)the Company is relieved from certain obligations that would otherwise apply under applicable Canadian Securities Laws.
(f)The Investor understands and accepts that the purchase of the Subscription Shares involves various risks, including the risks outlined in the SEC Documents and in this Subscription Agreement. The Investor represents that it is able to bear any loss associated with an investment in the Subscription Shares.
(g)The Investor understands that it may not be able to resell any of the Subscription Shares except in accordance with limited exemptions available under applicable Securities Laws. The Investor acknowledges that it is solely responsible for (and the Company is not in any way responsible for) the Investor’s compliance with applicable resale restrictions and has not relied upon any statements made by or purporting to have been made on behalf of the Company or its legal counsel with respect to such matters. The Investor agrees that it will comply with and be bound by all applicable Securities Laws concerning the subscription, purchase, holding and resale of the Subscription Shares and will not resell any of the Subscription Shares except in accordance with the provisions of applicable Securities Laws.
(h)The Investor acknowledges that the ability to transfer the Subscription Shares is limited by, among other things, applicable Securities Laws. The Investor also acknowledges that any certificates, notice of uncertificated shares and/or ownership statements issued under a direct registration system representing the Subscription Shares will bear the legends set forth in Section 14 hereof.
(i)The Investor confirms that it is not relying on any communication (written or oral) of the Company or any of its Affiliates, as investment or tax advice or as a recommendation to purchase the Subscription Shares. It is understood that information and explanations related to the terms and conditions of the Subscription Shares provided in the PRA, this Subscription Agreement or otherwise by the Company or any of its Affiliates shall not be considered investment or tax advice or a recommendation to purchase the Subscription Shares, and that neither the Company nor any of its Affiliates is acting or has acted as an advisor to the Investor in deciding to invest in the Subscription Shares. The Investor acknowledges that neither the Company nor any of its Affiliates has made any representation regarding the proper characterization of the Subscription Shares for purposes of determining the Investor’s authority to invest in the Subscription Shares.
(j)The Investor is familiar with the business and financial condition and operations of the Company, all as generally described in the SEC Documents (to the extent required to be described therein pursuant to the Exchange Act). The Investor has had access to such information concerning the Company and the Subscription Shares as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Subscription Shares.
(k)The Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.
(l)The Investor understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has passed upon the merits or risks of an investment in the Subscription Shares or made any finding or determination concerning the fairness or advisability of this investment nor is there any government or other insurance covering any of the Subscription Shares.
(m)The Investor confirms that none of the Company nor any of its directors, employees, officers, representatives, agents or affiliates have made any representations (written or oral) to the Investor
(i)regarding the future value of any of the Subscription Shares;
(ii)that any person will resell or repurchase any of the Subscription Shares; or
(iii)that any person will refund the purchase price of the Subscription Shares.
(n)The Investor confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Subscription Shares.

(o)The Investor has such knowledge, skill and experience in business, financial and investment matters that the Investor is capable of evaluating the merits and risks of an investment in the Subscription Shares. With the assistance of the Investor’s own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in the Subscription Shares and the consequences of this Subscription Agreement. The Investor has considered the suitability of the Subscription Shares as an investment in light of its own circumstances and financial condition and the Investor is able to bear the risks associated with an investment in the Subscription Shares, and it is authorized to invest in the Subscription Shares.
(p)The Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. Securities Laws in connection with the purchase and sale of the Subscription Shares. The Investor acknowledges that the Investor has completed the Investor Questionnaire contained in Appendix B and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof. Any information that has been furnished or that will be furnished by the Investor to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.
(q)The Investor is acquiring the Subscription Shares solely for the Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Subscription Shares. The Investor understands that the Subscription Shares have not been registered under any Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Investor and of the other representations made by the Investor in this Subscription Agreement. The Investor understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.
(r)The Investor understands that the Subscription Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that the Investor may dispose of the Subscription Shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and the Investor understands that, except as otherwise expressly provided herein, the Company has no obligation or intention to register any of the Subscription Shares or the offering or sale thereof. Consequently, the Investor understands that the Investor must bear the economic risks of the investment in the Subscription Shares for an indefinite period of time.
(s)The Investor agrees: (A) that, on and from the period commencing on the date of issuance of the Subscription Shares and ending on the expiration or earlier termination of the PRA in accordance with its terms (the “Lock-Up Period”), the Investor will not, directly or indirectly, sell, assign, pledge, give, transfer, or otherwise dispose of the Subscription Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except for sales, assignments, pledges, gifts, transfers or other dispositions made to Permitted Transferees in accordance with the terms hereof; (B) that, after the expiration of the Lock-Up Period, the Investor will not, directly or indirectly, sell, assign, pledge, give, transfer, or otherwise dispose of the Subscription Shares or any interest therein, or make any offer or attempt to do any of the foregoing unless the transaction is registered under the Securities Act and complies with the requirements of all applicable Securities Laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of Securities Laws; (C) that the certificates, the notice of uncertificated shares or ownership statements issued under a direct registration system representing the Subscription Shares will bear a legend making reference to the foregoing restrictions unless such legend is removed in connection with a transfer pursuant to Securities Laws; and (D) that the Company and its Affiliates shall not be required to give effect to any purported transfer of such Subscription Shares, except upon compliance with the foregoing restrictions.
(t)The Investor acknowledges that neither the Company nor any other Person offered to sell the Subscription Shares to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.
(u)The Investor acknowledges that the Company may complete additional financings in the future and there is no assurance that such financings will be completed or available and if available,

that they will be on reasonable terms. Any such future financings may have a dilutive effect on shareholders of the Company at such time, including the Investor, and that if such future financings are not available, the Company may be unable to fund its ongoing development and the lack of capital resources may result in the failure of its business venture.
(v)There is no person acting or purporting to act in connection with the Offering contemplated herein on behalf of the Investor who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any fee or other compensation is payable by the Investor for services provided to the Investor in connection with this subscription for the Subscription Shares offered hereby, the Investor covenants to indemnify and hold harmless the Company with respect thereto and with respect to all costs reasonably incurred in the defense thereof.
(w)If required by applicable Securities Laws or by any securities commission, stock exchange or other regulatory authority, the Investor and, if applicable, each Permitted Transferee, will execute, deliver, file and otherwise assist the Company in filing, such reports, undertakings and other documents with respect to the subscription for and issuance of the Subscription Shares, which such filings, reports, undertakings and other documents shall be redacted in a manner reasonably agreed between the Investor and the Company and subject to Securities Laws.
(x)The Investor acknowledges that counsel to the Company, being each of DLA Piper LLP and DLA Piper (Canada) LLP, is acting solely as counsel to the Company, and not as counsel to the Investor. As such the Investor acknowledges that neither DLA Piper LLP nor DLA Piper (Canada) LLP has acted for, represented, or provided any legal advice to the Investor in any way. The Investor acknowledges and agrees that the Company has given the Investor the opportunity to seek, and are hereby recommending that the Investor obtain, independent legal advice with respect to the Subscription Shares and the subject matter of this Subscription Agreement and, further, the Investor hereby represents and warrants that the Investor has sought independent legal advice or waives such advice.
(y)The Investor acknowledges that counsel to the Company, and its partners, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information concerning the Company or as to whether all incorporation concerning the Company that is required to be disclosed or filed by the Company under applicable Securities Laws has been so disclosed or filed.
(z)The Investor is not a “control person” of the Company, as that term is defined in the Securities Act (British Columbia), will not become a “control person” of the Company by virtue of its subscription for Subscription Shares hereunder and the Investor does not intend to act in concert with any other person or persons to form a control group of the Company.
8.Conditions to the Parties’ Obligations.
(a)Conditions to Obligations of the Investor. The obligations of the Investor to purchase the Subscription Shares from the Company under this Subscription Agreement are subject to (i) the representations and warranties of the Company contained in Section 6 being true and correct as of the Closing in all respects with the same effect as if made on the Closing Date, (ii) the full and valid execution of the PRA by the parties thereto, (iii) all required approvals and consents being obtained, including regulatory approvals for the Offering deemed necessary by the Investor, and (iv) the Company having obtained conditional approval of the Exchange for the Offering and the listing of the Subscription Shares.
(b)Conditions to Obligations of the Company. The obligations of the Company to issue and sell the Subscription Shares to the Investor under this Subscription Agreement are subject to (i) the representations and warranties of the Investor contained in Section 7 being true and correct as of the Closing in all respects with the same effect as if made on the Closing Date, (ii) the full and valid execution of the PRA by the parties thereto, (iii) all required approvals and consents being obtained, including regulatory approvals for the Offering deemed necessary by the Company, and (iv) the Company having obtained conditional approval of the Exchange for the Offering.
9.Registration.
(a)The Company agrees that, within two hundred and ten (210) days after the Closing Date (the “Registration Deadline”), it will file with the SEC a registration statement registering the resale of the

Subscription Shares held by the Investor (such Subscription Shares, the “Registrable Securities”) (the “Registration Statement”), and shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 90th calendar day (or 120th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Registration Deadline (the “Effectiveness Date”). The Company agrees to cause such Registration Statement, or another shelf registration statement that includes the Registrable Securities to remain effective until the earliest of (i) the date on which the Investor cease to hold any Registrable Securities, or (ii) on the first date on which the Investor are able to sell all of their Registrable Securities under Rule 144 promulgated under the Securities Act (“Rule 144”) without limitation as to the manner of sale or the amount of such securities that may be sold.
(b)The Investor agrees to disclose to the Company (i) its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of the Registrable Securities to the Company (or its successor) upon request to assist the Company in making the determination described above; and (ii) information regarding the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement. The Company’s obligations to include the Registrable Securities for resale in the Registration Statement are contingent upon the Investor furnishing in writing to the Company within a reasonable time prior to the filing of such Registration Statement (or any supplemented prospectus and/or amended Registration Statement) such information regarding the Investor, the securities of the Company held by the Investor and the intended method of disposition of such Registrable Securities as shall be reasonably requested by the Company to effect the registration of such Registrable Securities, and execution of such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. If the SEC prevents the Company from including any or all of the Registrable Securities proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Company’s securities by the Investor or otherwise, (i) such Registration Statement shall register for resale such number of Company securities which is equal to the maximum number of Company securities as is permitted by the SEC and (ii) the number of Company securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw from the Registration Statement.
(c)The Company may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after the Company becomes eligible to use such Form S-3. Further, the Investor acknowledges and agrees that the Company may delay filing or suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed, if such filing or use could materially affect a bona fide business or financing transaction of the Company or in the event that filing such registration statement would require premature disclosure of information that could materially adversely affect the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”), provided, that the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor or its Permitted Transferees of such securities as soon as practicable thereafter; provided, however, that the Company may not delay or suspend the Registration Statement for more than one hundred twenty (120) consecutive calendar days, or for more than one hundred eighty (180) total calendar days, in each case in any consecutive 12-month period.
(d)Upon receipt of any written notice from the Company of the occurrence of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that it will (i) immediately discontinue offers and sales of the Subscription Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the Company that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by applicable law. If so directed by the Company, the Investor will deliver to the Company or destroy all copies of the prospectus covering the Subscription Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscription Shares shall not apply to (i) the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up.
(e)For each Registration Statement covering the Registrable Securities, the Company shall provide to the Investor, without charge, at least one conformed copy of such Registration Statement and any amendments thereto (including financial statements and schedules, documents incorporated or deemed to be incorporated therein by reference, and all exhibits), such documents to be provided promptly after their filing with the SEC.
(f)In connection with each Registration Statement covering the Registrable Securities, the Company shall use its commercially reasonable efforts to cause all Registrable Securities relating to such registration statement to be listed or quoted on the OTCBB or any securities exchange, quotation system or other market on which similar securities issued by the Company are then listed or quoted.
10.Participation Rights.
(a)Subject to Sections 10(c), (d) and (e), in the event that the Company retains a placement agent duly registered or licensed in Canada and/or the United States (a “Placement Agent”) to place Common Shares (such Common Shares, “New Common Shares”) pursuant to a best efforts marketed prospectus offering transaction (and which, for greater certainty, does not include an “at-the-market” offering) (such transaction, a “Proposed Transaction”), the Company shall, subject to Securities Laws, provide the Investor a right to participate in such proposed issuance and the Investor shall have the right (the “Participation Right”) to purchase up to its proportionate share of such New Common Shares at the same purchase price ultimately offered under the Proposed Transaction. In connection with any such issuance of New Common Shares, if the Investor elects to exercise its Participation Right, then the Investor shall contribute to the Company an amount of cash equal to the purchase price (as set forth in the Participation Rights Notice, as defined below) payable for its proportionate share of the New Common Shares (less any placement fees payable to the Placement Agent, as applicable), in exchange for such New Common Shares and shall otherwise comply with any terms and conditions established pursuant to the Proposed Transaction (including any requirement that the Investor purchase Common Shares through the Placement Agent, as applicable) and provided such terms and conditions are substantially the same as those applying to other investors under the Proposed Transaction.
(b)Participation Rights Procedures.
Subject to Sections 10(c), (d) and (e),
(i)the Company shall give the Investor at least ten days prior written notice (the “Participation Rights Notice”) of the proposed closing date of any proposed issuance of New Common Shares, which notice shall set forth in reasonable detail the proposed use of proceeds in connection with such New Common Shares and the proposed terms and conditions of such issuance (including, without limitation, purchase price). If the Investor wishes to exercise the Participation Right, it must do so by delivering an irrevocable written notice to the Company within five days after delivery of the Participation Rights Notice, which notice, if it relates to the exercise of its Participation Right, shall set forth the number of New Common Shares the Investor desires to purchase, up to its proportionate share;
(ii)the Company may, in its reasonable discretion or pursuant to good faith negotiations with the Placement Agent, as applicable, with respect to any issuance pursuant to this Section 10, impose such other reasonable and customary terms and procedures as it may determine, including setting a closing date, rounding the number of New Common Shares to the nearest whole New Common Shares and/or requiring customary closing deliveries in connection with such issuance, provided that such terms and conditions are set forth in the Participation Rights Notice and are no more burdensome than the terms and procedures imposed on the other investors under the Proposed Transaction; and
(iii)in the event and to the extent that, subsequent to the procedure set forth in this Section 10, any New Common Shares are not acquired by the Investor, the Company shall be free to issue such New Common Shares to any other Person.

(c)The Investor acknowledges that, between the time it receives a Participation Rights Notice and the time the Company settles the terms of the Proposed Transaction, the terms of the offering of New Common Shares may change from those described in the Participation Rights Notice. The Company agrees to maintain communications with the Investor during this period for the purposes of keeping the Investor informed with respect to changes to the details set forth in the Participation Rights Notice. The Participation Right is intended to allow the Investor the opportunity to participate in an offering of New Common Shares on the terms on which other investors in the Proposed Transaction participate only. As long as the Company keeps the Investor informed of changes to the details set forth in the Participation Rights Notice on a timely basis and allows the Investor not less than five days (or such lesser number of days as the Investor may agree) to consider participating on the ultimate terms of an Proposed Transaction, the Company shall not be required to start a new ten business day period for delivery of a new Participation Rights Notice each time terms of the Proposed Transaction change.
(d)The Participation Right terminates on the date on which the Investor’s ownership of Common Shares falls below 1% of the then outstanding Common Shares.
(e)Nothing in this Participation Right shall obligate the Company to undertake any offering of securities. The Participation Right shall be temporarily suspended to the extent that such right materially interferes or conflicts with a take-over bid, a statutory plan of arrangement or an amalgamation, as may in good faith be determined by the Company’s board of directors consistent with the directors' fiduciary duty to act in the best interests of the Company.
11.Collection Of Personal Information. The Investor hereby consents to the collection, use and disclosure by the Company and any other of its authorized representatives of the Personal Information of the Investor and recognizes that this disclosure may result in the disclosure of some or all of the Personal Information becoming public information and, without limiting the foregoing, consents to the disclosure of such Personal Information to the Company and any of its other authorized representatives or to any Governmental Authority; provided that no Personal Information of the Investor shall be provided to the Company, any of its Subsidiaries or any of its other authorized representatives and none of the Company nor any of its Subsidiaries or any other of its authorized representatives shall disclose to the public or any Governmental Authority any Personal Information about the Investor or the Offering, in each case other than as required by applicable law or any Governmental Authority; provided further that the Company shall notify the Investor in writing prior to disclosure of any Personal Information (other than information contained in the 72-503F Report of Trade) and, if requested by the Investor and permitted by applicable laws, use commercially reasonable efforts to seek confidential treatment of such Personal Information at the Company’s cost and expense (the disclosure conditions set forth in this paragraph, the “Disclosure Conditions”).
Subject to the Disclosure Conditions, in order to permit the Company to comply with the requirements of the Personal Information Protection and Electronic Documents Act (Canada), the Investor expressly consents to the disclosure by the Company in any submission or filing that the Company may be required to make with any Governmental Authority of any Personal Information.
The Investor hereby acknowledges and agrees that it (i) will be notified by the Company in writing prior to the delivery of the Personal Information to applicable Governmental Authorities, that the Personal Information will be collected by the applicable Governmental Authority under the authority granted pursuant to Canadian Securities Laws, and that the Personal Information will be collected by the applicable Governmental Authority for the purposes of the administration and enforcement of applicable Canadian Securities Laws, and (ii) has authorized the indirect collection of the Personal Information by the applicable Governmental Authority, subject to the Disclosure Conditions.
The Personal Information will not be placed on the public file of any Governmental Authority. However, freedom of information legislation may require the Governmental Authority to make this information available if requested.
If the Investor has any questions about the collection and use of the Personal Information and/or the Governmental Authority’s indirect collection of the Personal Information, the Investor hereby acknowledges and agrees that it has been notified to contact the Inquiries Officer, Ontario Securities Commission, 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8314, Toll free in Canada: 1-877-785-1555, Facsimile: (416) 593-8122, Email: exemptmarketfilings@osc.gov.on.ca.
12.Indemnification. From and after the Closing:

(a)The Company agrees to indemnify and hold the Investor and the officers, employees, directors, partners, members, attorneys and agents of the Company, each Person, if any, who controls the Investor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Affiliate of the Investor within the meaning of Rule 405 under the Securities Act and the directors, partners, members, attorneys and agents of such Person(s) (collectively, the “Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including any out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by the Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in this Subscription Agreement or the PRA, the Registration Statement or any other registration statement which covers the Subscription Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading.
(b)The Investor agrees that, from the date of this Subscription Agreement, none of the Investor or any Person acting on behalf of the Investor will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge (except as collateral to any financing source in the ordinary course) or other disposition or transfer (whether by the Investor or any other Person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Subscription Shares prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of the Company, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing.
13.Company Covenants. From and after the Closing, the Company will use commercially reasonable efforts to (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as the Company remains subject to such requirements, and (iii) provide all customary and reasonable cooperation necessary, in each case as required to enable the Investor to resell the Subscription Shares pursuant to Rule 144.
14.Legend. The certificates, notice of uncertificated shares or ownership statements issued under a direct registration system representing the Subscription Shares sold pursuant to this Subscription Agreement will be imprinted with legends in substantially the following form:
“THE OFFER AND SALE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.”
15.Investor’s Costs. The Investor acknowledges and agrees that all costs incurred by it (including any fees and disbursements of any counsel retained by the Investor) relating to the subscription of the Subscription Shares shall be borne by the Investor.
16.Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.
17.Waiver of Jury Trial. THE INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

18.Submission to Jurisdiction. With respect to any suit, action, or proceeding relating to any offers, purchases, or sales of the Subscription Shares by the Investor (“Proceedings”), the Investor irrevocably submits to the jurisdiction of the federal and state courts located in the Borough of Manhattan in New York City, which submission shall be exclusive, unless none of such courts has lawful jurisdiction over such Proceedings.
19.Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York.
20.No Partnership. Nothing herein shall constitute or be construed to constitute a partnership of any kind whatsoever between the Investor and the Company.
21.No Third-Party Beneficiaries. This Subscription Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Subscription Agreement; provided, however, the Investor hereto hereby acknowledges that the Persons set forth in Section 12 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 12.
22.Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.
23.Counterparts and Electronic Means. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Delivery of an executed copy of this Subscription Agreement by PDF, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth. If less than a complete copy of this Subscription Agreement is delivered to the Company, the Company and its respective advisors are entitled to assume that the Investor accepts and agrees to all the terms and conditions of the pages not delivered, unaltered.
24.Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Charlotte’s Web Holdings, Inc. 700 Tech Court Louisville, Colorado 80020 Attention: General Counsel E-mail: Legal@charlottesweb.com
If to the Investor:	MLB Advanced Media, L.P. 1271 Avenue of the Americas New York, New York 10020 Attention: General Counsel E-mail: [* * *]
[***] Indicates material that has been excluded from this Exhibit 10.30 because it is not material.
25.Entire Agreement. This Subscription Agreement, together with the PRA and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Subscription Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Subscription Agreement and those of the PRA, the terms and conditions of this Subscription Agreement shall control.

26.Successors and Assigns. This Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Subscription Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company's assets, or similar transaction, without the consent of the Investor. The Investor may, upon prior written notice to the Company, assign its rights hereunder to any Permitted Transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Subscription Agreement agreeing to be treated as an Investor whereupon such Permitted Transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Subscription Agreement as if such Permitted Transferee was originally included in the definition of the Investor herein and had originally been a party hereto.
27.Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.
28.Survival. All representations, warranties and covenants of the Company and the Investor contained in this Subscription Agreement shall survive the acceptance of the subscription by the Company and the Closing.
29.Notification of Changes. The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing which would cause any representation, warranty, or covenant of the Investor contained in this Subscription Agreement to be false or incorrect. The Company hereby covenants and agrees to notify the Investor upon the occurrence of any event prior to the Closing which would cause any representation, warranty, or covenant of the Company contained in this Subscription Agreement to be false or incorrect.
30.Severability. If any term or provision of this Subscription Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
31.Further Assurances. Each of the parties to this Subscription Agreement shall, and shall cause their Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.
32.Time of Essence. Time shall be of the essence hereof.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement the date first written above.

INVESTOR:
MLB Advanced Media, L.P., by MLB Advanced Media, Inc., its general partner By: /s/ Noah Garden Name: Noah Garden Title: Chief Revenue Officer

State/Country of Domicile or Formation: Delaware

The offer to purchase Subscription Shares as set forth above is confirmed and accepted by the Company as to 6,119,121common shares.

Charlotte’s Web Holdings, Inc.
By: /s/ Jacques Tortoroli Name: Jacques Tortoroli Title: Chief Executive Officer
Signature Page to Subscription Agreement

APPENDIX A
Subscription Shares to Be Acquired

6,119,121 common shares

APPENDIX B
Investor Questionnaire
(See attached)

Certain attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. The Company will furnish supplementally copies of these attachments to the Securities and Exchange Commission or its staff upon request.